PARKER & CO., CHARTERED ACCOUNTANTS
200-2560 Simpson Road
Richmond, B.C. Canada V6X 2P9
Tel: (604) 276-9920     Fax:  (604) 276-2415

March 28, 2003


U.S. Securities and Exchange Commission
Washington, D.C.  U.S.A. 20549


Reference:  eXmailit.com
            Audited Financial Statements
            For the Years Ended 31 December 2002 and 2001

Dear Sirs:

We refer to the US Securities and Exchange Commissions Form 10-KSB, Annual Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for eXmailit.com dated 31 December 2002.

We consent to the use in the above mentioned Form of our report dated 21 March 2003 to the stockholders' of eXmailit.com on the following financial statements:

   Statement of financial position as at 31 December 2002 and 2001; Statements of results of operations and cash flows for the years ended 31 December 2002 and 2001; and
   Statement of changes in stockholders' equity from inception, 6 April 2000 to 31 December 2002.

We report that we have read the Form 10-KSB for submission to the US Securities and Exchange Commission and have no reason to believe that there are any misrepresentations in the information contained therein that is derived from the financial statements which we have reported on or that is within our knowledge as a result of our audit of such financial statements.

This letter is provided to the US Securities and Exchange Commission to which it is addressed pursuant to the requirements of the Securities Exchange Act of 1934 and not for any other purpose.

Yours truly

/s/ Parker & Co.
    Chartered Accountants